Exhibit 99.1

[CARRIAGE SERVICES LOGO]

PRESS RELEASE

	Contacts:	Mel Payne, Chairman & CEO Carriage Services, Inc. 713-332-8400
FOR IMMEDIATE RELEASE
Ken Dennard / kdennard@easterly.com Lisa Elliott / lisae@easterly.com Easterly Investor Relations 713-529-6600

CARRIAGE SERVICES ANNOUNCES MANAGEMENT CHANGE
AND AFFIRMS GUIDANCE

Company Also Announces Second Quarter Conference Call Schedule

JULY 23, 2002—HOUSTON—Carriage Services, Inc. (NYSE: CSV) today announced that its chief financial officer, Thomas Livengood, plans to leave the company on July 31, 2002 to pursue other career interests. He will remain available on a consulting basis through December 2003. On an interim basis, the position will be filled by W. Clark Harlow, Treasurer and principal financial officer, and Terry Sanford, Controller and chief accounting officer, together acting as co-chief financial officer until a search for a replacement is completed.

        Mel Payne, chairman and chief executive officer, said, "Tom and I have been through a lot together, including the rapid acquisition period after going public in 1996 and the turnaround period beginning in 2000. His contributions toward the success of our Fresh Start restructuring program have helped put the company on firm financial ground so that he can leave the company knowing that his hard work has made a difference. We wish Tom the best in his future endeavors.

        "Clark and Terry have each been with Carriage for five years and are highly capable of handling our financial and accounting affairs while we search for a proven financial and business leader to complete our Fresh Start program and position the company for future growth."

        Additionally, Carriage reaffirmed today its previous guidance for the second quarter of 2002. Revenues are expected to range between $36 million to $38 million, EBITDA to range between $9 million and $10 million, and earnings to range between $0.07 to $0.09 per share. For the full year 2002, Carriage continues to expect revenues to range between $150 million to $155 million, EBITDA to range between $41 million and $43 million, earnings to range between $0.42 to $0.45 per share excluding the special tax benefit reported in the first quarter of $12.8 million, or $0.73 per share, and free cash flow from operations to range between $0.79 to $0.82 per share.

        Mr. Payne added, "We intend to be a leader in transparency of our accounting so that the reasons for our financial and operating results are clear, which will involve greater disclosure than companies in our industry have traditionally provided. Our new independent public accounting firm is KPMG, a firm that brings strong industry knowledge to our company. We will also work on rolling out and improving over time a forward-looking enhanced outlook with more data, both financial and non-financial, that will enable our shareholders to better understand the drivers that produce our financial results, especially our cash flows and balance sheets. Our first enhanced outlook will be issued later this year or early next year and will cover 2003 and 2004.

Second Quarter Conference Call Information

        Carriage Services will release second quarter results on Friday, July 26, 2002 at 6:00 a.m. eastern time. Management has scheduled a conference call for Friday, July 26, 2002 at 10:30 a.m. eastern time.

To participate in the call, dial 303-262-2193 at least ten minutes before the conference call begins and ask for the Carriage Services conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 2, 2002. To access the replay, dial 303-590-3000 and enter the pass code 485674.

        Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting http://www.easterlyir.com. To listen to the live call on the web, please visit the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call. For more information, please contact Lisa Elliott at Easterly Investor Relations at (713) 529-6600 or email lisae@easterly.com. Carriage Services is the fourth largest publicly traded death care company. As of July 23, 2002, Carriage operates 149 funeral homes and 30 cemeteries in 29 states.

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under "Forward-Looking Statements and Cautionary Statements" in the Company's Annual Report and Form 10-K for the year ended December 31, 2001, could cause the Company's results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company's Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

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